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                                                                     Exhibit 3.2

                            CERTIFICATE OF AMENDMENT
                  TO THE CERTIFICATE OF LIMITED PARTNERSHIP OF
                       VENTAS REALTY, LIMITED PARTNERSHIP
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          The undersigned, desiring to amend the Certificate of Limited
Partnership of Ventas Realty, Limited Partnership, pursuant to the provisions of
Section 17-202 of the Revised Uniform Limited Partnership Act of the State of Delaware, does hereby certify as follows:

          FIRST: The name of the Limited Partnership is: Ventas Realty, Limited Partnership

          SECOND: Article 3 of the Certificate of Limited Partnership shall be amended in its entirety to reflect a name change of the current general partner by substituting in lieu thereof the following Article 3:

          "3. The name of the general partner is Ventas, Inc., a corporation formed under the General Corporation Law of the State of Delaware. The address of the general partner is 4360 Brownsboro Road, Suite 115, Louisville, Kentucky 40207."

          IN WITNESS WHEREOF, the undersigned executed this Amended to the Certificate of Limited Partnership on this 6/th/ day of July, 2000.

VENTAS REALTY, LIMITED PARTNERSHIP


    /s/ T. Richard Riney
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By:  VENTAS, INC. (formerly, Vencor, Inc.),
     a Delaware corporation
Its: General Partner

                  By:  T. Richard Riney
                  Its: Vice President
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